EXHIBIT 5.1


                  [LETTERHEAD OF TOLLEFSEN BUSINESS LAW P.C.]



                                  July 28, 2003



LION, Inc.
4700-42nd Ave. SW, Suite 430
Seattle, Washington 98116

Re:    LION, Inc. 1998 Stock Option Plan


Ladies and Gentlemen:

       We have acted as counsel to LION, Inc. ("LION") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of LION's common stock, par value $.001 (the "Shares"), which may be issued in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of LION relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of LION and all amendments thereto, the bylaws of LION and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

       Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Washington Business Corporation Act.

       We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

       We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                                   Very truly yours,

                                                   TOLLEFSEN BUSINESS LAW P.C.


                                                         /s/  Stephen Tollefsen
                                                         -----------------------
                                                         Stephen Tollefsen

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